UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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Big Lots, Inc.
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On March 6, 2020, Big Lots, Inc (the “Company”) issued the following press release:

FOR IMMEDIATE RELEASE

Media Contact: Andrew Regrut

614.278.7209

aregrut@biglots.com

Big Lots Confirms Receipt of Director Nominations from
Macellum Capital Management and Ancora Advisors

COLUMBUS, March 6, 2020 -- Big Lots, Inc. (NYSE: BIG) today confirmed that Macellum Capital Management and Ancora Advisors submitted to the Company a notice of nomination of nine director candidates to stand for election to the Big Lots Board of Directors (the “Board”) at the Company’s 2020 Annual Meeting of Shareholders.

Big Lots issued the following statement:

The Big Lots Board of Directors and management team are committed to acting in the best interests of the Company and its shareholders to create long-term, sustainable value, and we are executing a thoughtful, prudent strategy to meet this objective. Members of the Board and senior management team have held multiple discussions with Macellum and Ancora in recent weeks and the Company expects to have further such discussions.

Big Lots has a diverse and independent Board, with three new directors who have joined in the past three years, including the Company’s Chief Executive Officer who was appointed to his role in September 2018. The Big Lots directors bring a combination of strong management backgrounds, public company experience and financial as well as retail and consumer industry expertise that is relevant to the Company’s operations. The Board believes that it has an appropriate mix of skills, experience and leadership to oversee the execution of the Company’s strategy.

As previously communicated, over the past year, Big Lots has been executing on a transformational strategic roadmap – Operation North Star – to enhance performance and drive shareholder value. Operation North Star focuses on three key areas: driving topline growth through multiple tested and proven initiatives, funding the journey through significant expense reductions, and ensuring that the Company has the systems, team, and infrastructure in place to be a high-performing organization. Big Lots made meaningful progress in executing initiatives under its strategy throughout fiscal 2019, supporting the delivery of positive comparable sales for the full fiscal year. The Company also returned a total of $98 million to shareholders in fiscal 2019 through dividends and share repurchases.

The Board and management team routinely evaluate all alternatives available to create value for shareholders. The Company completed a sale of one of its distribution centers in November 2019 and continues to evaluate additional similar opportunities to unlock value from its real estate assets, including sale and leaseback opportunities.

Looking ahead, the Company is evolving and optimizing its growth initiatives, and will continue to focus on allocating capital to the highest return opportunities that clearly and significantly exceed its cost of capital. As a result, Big Lots has reduced its expected full year 2020 capital expenditures to $160 million to $170 million dollars from its initial estimate of $200 million. The Company is also maintaining a strict focus on cost controls and a culture of prudent spending across the organization. Based on actions underway, the Company expects to exceed its prior $100 million cost reduction target, and expects to deliver on this commitment by the end of 2020, one year ahead of its original plan. While the Company is actively addressing a number of near-term headwinds, the Board and management remain confident that Operation North Star will deliver sustainable improvements in the Company’s performance, and expect these to become more evident as the year progresses.

The Big Lots Board and management team are focused on delivering on the Company’s commitments to all of its stakeholders, including driving value for our shareholders.

The Board will carefully review and consider Macellum’s and Ancora’s candidates to assess their ability to add value on the Board for the benefit of all shareholders.

The date of the Company’s 2020 Annual Meeting has not yet been announced. Shareholders are not required to take any action at this time.

On March 6, 2020, the Company distributed the following message to its employees:

Dear Team,

I am writing to let you know of a recent development regarding the election of members of our Board of Directors that takes place every year at Big Lots’ annual shareholders’ meeting. As you may have seen, we issued a news release today in response to the nomination of nine candidates for election to the Big Lots Board by two of our shareholders, Macellum Capital Management and Ancora Advisors.

As we focus on driving enhanced performance and continuing to build on the progress the team has made in the past year, we will maintain open communication with our shareholders, including Macellum and Ancora, about how best to support those objectives and create value for all of our stakeholders.

There may be additional public discussion about these shareholders and Big Lots by the media and other outside parties in the months leading up to our annual shareholders’ meeting. I will communicate any additional important developments on this front. In the meantime, I want to underscore that this should have no impact on our day-to-day operations. We have a small team focused on this matter, and are counting on you to continue executing on our important Operation North Star initiatives and working to achieve our goals.

Consistent with our policy, if you receive any inquiries from members of the media or investors, please forward them to Andy Regrut, Vice President, Investor Relations, at aregrut@biglots.com.

On behalf of the Board and management team, thank you for your continued hard work and dedication to growing our business and delivering for our customers.

Bruce K. Thorn | President & CEO

Big Lots | 4900 E. Dublin Granville Rd. | Columbus, OH 43081

NOTICE: This email message is intended only for the person or entity to which it is addressed and may contain confidential information and/or privileged material. Any unauthorized review, use, disclosure or distribution is prohibited. If you are not the intended recipient, please immediately contact the sender by reply email and destroy all copies of the original message. No contract shall exist and no binding obligations or liabilities shall be imposed on Big Lots or its affiliates by virtue of this email or its contents, any attachment or any verbal or written representations or other statements of Big Lots (including its affiliates and their respective representatives) unless and until an officer of Big Lots and representatives of the other parties have duly executed and delivered a written, integrated contract. Any party may terminate negotiations at any time for any or no reason.

About Big Lots, Inc.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a discount retailer operating 1,403 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. The company’s mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers through surprise and delight, being a “best places to work” culture for associates, rewarding shareholders with consistent growth and top tier returns, and doing good in communities as the company does well. For more information about the company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the Securities and Exchange Commission (“SEC”), including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Important Information

Big Lots, Inc. (the “Company”) intends to file a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2020 Annual Meeting with the SEC. Details concerning the nominees of the Company’s Board of Directors for election at the 2020 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT

AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Big Lots Inc. at 4900 E. Dublin-Granville Road, Columbus, Ohio 43081, or from the investor relations section of the Company's website at www.biglots.com

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2020 Annual Meeting. Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019, filed with the SEC on April 2, 2019, the Company’s quarterly reports on Form 10-Q filed with the SEC on June 12, 2019, September 11, 2019 and December 11, 2019, the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2020 and the Company’s definitive proxy statement for the 2019 Annual Meeting of Shareholders, filed with the SEC on April 16, 2019. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2019 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

Contacts

Investors:

Andrew D. Regrut

Big Lots, Inc.

Vice President, Investor Relations

aregrut@biglots.com

614.278.7209

Media:

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Leigh Parrish / Mahmoud Siddig

212.355.4449